EXHIBIT (p)(3)

                                 CODE OF ETHICS

                                       OF

                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.

         This Code of Ethics (the "Code") shall apply to all Supervised Persons of Caterpillar Investment Management Ltd. ("CIML" or the "Adviser") and Caterpillar Securities Inc. ("CSI" or the "Distributor") (collectively, the "Company").

1.       STATEMENT OF GENERAL PRINCIPLES.

         This Code is intended as a statement of general fiduciary principles that govern the business conduct and personal investment activities of Supervised Persons. This Code is being adopted in compliance with the requirements of Rule 17j-1 adopted by the SEC under the Investment Company Act,
Section 204 of the Advisers Act and Rule 204A-1 adopted by the SEC under the Advisers Act to effectuate the purposes and objectives of those provisions. In addition to the specific standards and guidelines set forth below, Supervised Persons must govern themselves in accordance with the following general principles:

         (a) The Code is based on the principle that Supervised Persons owe a fiduciary duty to Clients and must conduct their business dealings and personal investment activities in a manner that does not interfere with Clients' portfolio transactions or otherwise take unfair advantage of their relationship to the Clients. Supervised Persons must adhere to this general principle as well as comply with the Code's specific provisions.

         (b) Supervised Persons should not take inappropriate advantage of their position. Troublesome questions can arise whenever Supervised Persons receive unusual investment opportunities, perquisites, or gifts of more than de minimis value from persons doing or seeking business with a Client. As a general principle, it is imperative Supervised Persons avoid any such situation that might compromise, or call into question, their exercise of fully independent judgment in fulfilling their fiduciary duties to Clients.

         (c) Supervised Persons shall comply in all respects with applicable Federal Securities Laws.

         (d) This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield

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                  Supervised Persons from liability for personal trading or
                  other conduct that violates their fiduciary duties to the Clients. In addition to the specific prohibitions contained in this Code, Supervised Persons are also subject to a general requirement not to engage in any act or practice that would defraud Clients. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired by a Client (as this phrase is defined in Section 12(r) of this Code):

                  (i) Employing any device, scheme or artifice to defraud the Client;

                  (ii) Making any untrue statement of a material fact to the Client or omitting to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

                  (iii) Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Client; or

                  (iv) Engaging in any manipulative practice with respect to the Client.

2.       EXEMPTED TRANSACTIONS.

         The prohibitions of Section 3 and the pre-clearance requirements of
Section 4 of this Code shall not apply to:

         (a) Purchases or sales of Securities (as such term is defined in Section 12(p) of this Code) effected in any account over which the Supervised Person has no direct or indirect influence or control;

         (b) Purchases or sales of Securities pursuant to an Automatic Investment Plan;

         (c) Purchases or sales of Reportable Funds (as such term is defined in Section 12(o) of this Code);

         (d) Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

         (e) Acquisitions of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.


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

3.       PROHIBITED PURCHASES OR SALES/BLACKOUT PERIOD.

         (a) A Supervised Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as such term is defined in Section 12(d) of this Code) and which he or she knows or should have known at the time of such purchase or sale:

                  (i) Is Being Considered for Purchase or Sale (as this phrase is defined in Section 12(s) of this Code) by the Company on behalf of a Client;

                  (ii) Is being purchased or sold by the Company on behalf of a Client; or

                  (iii) Will be purchased or sold by the Company on behalf of a Client within a period of five (5) Trading Days before and five (5) Trading Days after the purchase or sale of the Security by the Supervised Person (in each case, not counting the date of the Supervised Person's purchase or sale).

         (b) Any profits realized by Supervised Persons on trades in violation of Section 4(a) of this Code shall inure to and be recoverable by the Client.

         (c) Supervised Persons are strongly encouraged to refrain from trading Securities on a short-term basis. The Company will periodically review the trading practices of Supervised Persons and reserves the right to implement restrictions on short-term trading if it determines that such trading threatens to compromise the fundamental principles set forth in this Code.

4.       PRE-CLEARANCE.

         (a) All Supervised Persons must receive prior written approval from (1) first, either the Senior Portfolio Manager - Equities or the Portfolio Manager - Equities and (2) second, either the President or CFO of CIML, before purchasing or selling equity Securities in an account in which such Supervised Person has Beneficial Ownership. The Supervised Person should request pre-clearance by completing, signing and submitting a Trade Pre-Clearance (Equities) Form (Exhibit A).

         All Supervised Persons must receive prior written approval from (1) first, either the Senior Portfolio Manager - Fixed Income or the Portfolio Manager - Fixed Income and (2) second, either the President or CFO of CIML, before purchasing or selling long-term debt Securities in an account that such Supervised Person has Beneficial Ownership. The Supervised Person should request pre-clearance by completing, signing and submitting a Trade Pre-Clearance (Long-Term Debt


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         Securities) Form (Exhibit B).

         (b) Pre-clearance approval will expire at the close of business on the Trading Day immediately following the date on which authorization is received.

                  (i) With the exception of limit orders, if an approved trade is not completed before pre-clearance approval expires, the Supervised Person is required to again obtain pre-clearance approval for the trade.

                  (ii) In addition, if a Supervised Person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the President or CFO of CIML prior to executing the approved transaction.

                  (iii) In the case of limit orders, pre-clearance approval shall remain in effect until an approved limit order is executed. An approved limit order may not be altered or cancelled without first obtaining pre-clearance approval.

         (c)      Participation in IPOs and Limited Offerings.

                  (iv) In addition to the requirements of Section 4(a) above, Supervised Persons shall obtain approval from the CCO or his designee prior to the acquisition of Securities issued pursuant to an IPO or a Limited Offering.

                  (v) The CCO shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification.

                  (vi) In reviewing the request, the CCO shall consult with the President or CFO of CIML, and shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to such person as a result of his or her position with the Company.

                           (1) Supervised Persons who are Beneficial Owners of any IPO or Limited Offering Security shall be required to disclose such ownership to the CCO prior to making any recommendation regarding the purchase or sale of the IPO or Limited Offering Security by the Company on behalf of a Client or participating in the determination of which recommendations shall be made to the Client.


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                           (2)      Under such circumstances, the Supervised
                                    Person's decision to purchase the IPO or Limited Offering Securities shall be subject to an independent review by Supervised Persons with no personal interest in the IPO or Limited Offering Securities.

5.       REPORTING.

         (a) Every Supervised Person shall report to the CCO the information described in Sections 5(b) and 5(c) of this Code with respect to transactions in any Security in which such Supervised Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security.

         (b) Within ten (10) days of becoming a Supervised Person, such person shall disclose to the CCO all Security holdings Beneficially Owned by the Supervised Person (which information shall be current as of a date no more than forty five (45) days before the report is submitted). Annually, by January 30 of each year, all Supervised Persons shall disclose to the CCO all Security holdings Beneficially Owned by them (which information must be current as of a date no more than forty five (45) days before the report is submitted). Such annual or initial report shall contain the:

                  (i)      Name of the Supervised Person;

                  (ii) Title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which the Supervised Person has any direct or indirect Beneficial Ownership;

                  (iii) Name of any broker, dealer or bank with which the Supervised Person maintains an account in which any Securities are held for the Supervised Person's direct or indirect benefit; and

                  (iv)     Date the Supervised Person submits the report.

         (c) A quarterly report of all Securities transactions made during the quarter shall be made by all Supervised Persons not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of each Security involved;


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                  (ii)     The nature of the transaction (i.e., purchase, sale
                           or any other type of acquisition or disposition);

                  (iii) The price of the Security at which the transaction was effected;

                  (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                  (v)      The date the Supervised Person submits the report.

         (d)      A Supervised Person is not required to submit:

                  (i) Any report with respect to Securities held in accounts over which the Supervised Person has no direct or indirect influence or control; or

                  (ii) A transaction report with respect to Securities transactions effected pursuant to an Automatic Investment Plan, provided that the creation of an Automatic Investment Plan or any changes to an existing Automatic Investment Plan must be reported in accordance with Section 5(c) of this Code.

         (e)      Duplicate brokerage reports.

                  a. Supervised Persons are required to direct their brokers to provide the CCO, on a timely basis, duplicate copies of confirmations of all personal transactions involving Securities and copies of periodic statements for all Securities accounts.

                  b. Supervised Persons may rely upon the provision of such duplicate brokerage confirmations and account statements in lieu of submitting their quarterly transaction reports as required by Section 5(c) of this Code, provided that all of the information required by Section 5(c) of this Code is contained in such confirmations and statements.

         (f)      All reports and all related information described in this
                  Section 5 of the Code shall be reviewed by the CCO or his designee.

6.       RECORDS.

         (a) The Company shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the SEC.

                  (i) A copy of this Code and any other code that is, or at any time within


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

                           the past six years has been, in effect shall be preserved in an easily accessible place.

                  (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the violation occurs.

                  (iii) A record of all certifications required to be submitted by Supervised Persons pursuant to Section 10 of this Code shall be preserved in an easily accessible place for a period of not less than six years

                  (iv) A copy of each report made pursuant to this Code by any Supervised Person shall be preserved in an easily accessible place for a period of not less than six years.

                  (v) A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                  (vi) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Supervised Persons of Securities under Section 4 of this Code, for at least six years after the end of the fiscal year in which the approval is granted.

         (b) Confidentiality. All reports of Securities transactions and any other information filed with the Company pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.

7.       PROHIBITED ACTIVITIES OF SUPERVISED PERSONS.

         (a) Gifts. Supervised Persons are prohibited from receiving, either directly or indirectly, anything of value in excess of a de minimis amount from any person where such payment or gratuity is in relation to the business of the employer of the offeror of the payment or gratuity.

         (b) Service as a Director. Supervised Persons are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the CCO based upon a determination that the board service would not be inconsistent with the interests of any Client.

8.       REPORTS OF MISCONDUCT UNDER THE CODE.

         All Supervised Persons have a duty under this Code to report any violations of


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

this Code promptly to the CCO. The failure to report any such violation shall itself constitute a violation of this Code. In no event shall a Supervised Person be sanctioned or otherwise subjected to retaliation for complying with his or her obligation to report violations of the Code.

9.       SANCTIONS.

         Upon discovering a violation of this Code, the board of directors of the Company may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the Company.

10.      CERTIFICATION OF COMPLIANCE WITH CODE.

         All Supervised Persons shall certify annually that they:

         (a)      Have read and understood the Code and are subject thereto;

         (b)      Have complied with the requirements of the Code; and

         (c) Have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

11.      REPORT AND CERTIFICATION OF ADEQUACY TO THE BOARD OF DIRECTORS.

         On an annual basis, the CCO or his designee shall prepare a written report to the board of directors of the Company setting forth the following:

         (a) A statement that the Code of Ethics procedures have been designed to prevent Supervised Persons from violating the Code; and

         (b) Any violations that required significant remedial action during the past year.

12.      DEFINITIONS.

         (a)      "Adviser" means Caterpillar Investment Management Ltd.

         (b) "Advisers Act" means the Investment Advisers Act of 1940, as amended.

         (c) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and


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                  allocation. An automatic investment plan includes a dividend reinvestment plan.

         (d) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person has ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         (e) "CCO" means the Chief Compliance Officer of CIML (as that person is designated from time to time).

         (f) "CFO" means the Chief Financial Officer of CIML (as that person is designated from time to time).

         (g) "Client" means any client of CIML or CSI, including, without limitation, any investment company for which CIML serves as an investment adviser or CSI serves as a principal underwriter (each as defined in the Investment Company Act).

         (h)      "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act.

         (i)      "Distributor" means Caterpillar Securities Inc.

         (j) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

         (k) "Fund" means an investment company registered under the Investment Company Act.

         (l) "Investment Company Act" means the Investment Company Act of 1940, as amended.

         (m) "IPO" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (n) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to sections 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.


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

         (o)      "Reportable Fund" means:

                  (i) Any Fund for the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act; or

                  (ii) Any Fund whose investment adviser or principal underwriter controls CIML or CSI, is controlled by CIML or CSI, or is under common control with CIML or CSI.

         (p) "Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act, except that it shall not include:

                  (i)      Direct obligations of the Government of the United
                           States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                  (iii)    Shares issued by money market Funds;

                  (iv) Shares issued by open-end Funds other than Reportable Funds; and

                  (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds, none of which are Reportable Funds.

         (q)      "SEC" means the United States Securities and Exchange
                  Commission.

         (r) "Security Held or to be Acquired" by a Client means: (i) any Security which, within the most recent 15 days: (A) is or has been held by the Client; or (B) is being or has been considered by the Client or the Company for purchase by the Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in Section 12(r)(i) of this Code.

         (s) A security is "Being Considered for Purchase or Sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (t) "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Company, or other person who provides investment advice on behalf


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                  of the Company and is subject to the supervision and control of the Company.

         (u) "Trading Day" means a day on which the New York Stock Exchange is open for business.


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Rev. 2/1/2005
                                    EXHIBIT A


                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.

                       TRADE PRE-CLEARANCE FORM (EQUITIES)



Date:

--------------------------------------------------------------------------------

Name:

--------------------------------------------------------------------------------

Type of Security:

--------------------------------------------------------------------------------

Name of Company:

--------------------------------------------------------------------------------

Ticker:

--------------------------------------------------------------------------------
Type of Transaction (i.e. purchase, sale, option exercise, etc.)

--------------------------------------------------------------------------------
Broker:

--------------------------------------------------------------------------------



APPROVED: __________________   ________   OR   __________________       ________
          Keith D. Yoder       Date            Damian L. Howard         Date

- and -

APPROVED: __________________   ________   OR   __________________       ________
          David L. Bomberger   Date            Fred L. Kaufman          Date

PRE-CLEARANCE APPROVAL EXPIRES AT THE CLOSE OF BUSINESS ON THE TRADING DAY IMMEDIATELY FOLLOWING THE DATE ON WHICH AUTHORIZATION IS RECEIVED.

                                    EXHIBIT B


                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.

              TRADE PRE-CLEARANCE FORM (LONG-TERM DEBT INSTRUMENTS)


Date:

--------------------------------------------------------------------------------

Name:

--------------------------------------------------------------------------------

Type of Security:

--------------------------------------------------------------------------------

Name of Company:

--------------------------------------------------------------------------------

Ticker:

--------------------------------------------------------------------------------
Type of Transaction (i.e. purchase, sale, option exercise, etc.)

--------------------------------------------------------------------------------
Broker:

--------------------------------------------------------------------------------



APPROVED: __________________     ________    OR   __________________     _______
          Charles T. Urban       Date              Mark J. Burns         Date

- and -

APPROVED: __________________     ________    OR   _________________      _______
          David L. Bomberger     Date             Fred L. Kaufman        Date

PRE-CLEARANCE APPROVAL EXPIRES AT THE CLOSE OF BUSINESS ON THE TRADING DAY IMMEDIATELY FOLLOWING THE DATE ON WHICH AUTHORIZATION IS RECEIVED.